                                                                    Exhibit 4(a)

                              WAL-MART STORES, INC.

                            Series Terms Certificate
                    Pursuant to Section 3.01 of the Indenture
                    -----------------------------------------

         Pursuant to Section 3.01 of the Indenture, dated as of July 5, 2001 (the "Indenture"), made by and among Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), Wal-Mart Cayman (Euro) Finance Co., a Cayman Islands exempted company, Wal-Mart Cayman (Canadian) Finance Co., a Cayman Islands exempted company, Wal-Mart Cayman (Sterling) Finance Co., a Cayman Islands exempted company (collectively, the "Finance Subsidiaries"), Wal-Mart Stores, Inc., in its capacity as guarantor of Securities issued by any of the Finance Subsidiaries pursuant to the Indenture (the "Guarantor"), and Bank One Trust Company, NA, as trustee (the "Trustee"), Rick W. Brazile, Vice President of Planning and Analysis hereby certifies as follows, and Anthony D. George, Senior Corporate Counsel and Assistant Secretary of the Company attests to the following certification. Any capitalized term used herein shall have the definition ascribed to that term as set forth in the Indenture unless otherwise defined herein.

         A. This certificate is a Series Terms Certificate contemplated by
         Section 3.01 of the Indenture and is being executed to evidence the establishment and approval of the terms and conditions of the Series that was established pursuant to Section 3.01 of the Indenture by means of a Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company, dated as of October 11, 2001 (the "Original Series Consent"), which Series is designated as the "3.25% Notes Due 2003" (the "2003 Series"), by Rick W. Brazile, pursuant to the grant of authority under the terms of the Original Series Consent.

         B. Each of the undersigned has read the Indenture, including the provisions of Sections 1.02 and 3.01 and the definitions relating thereto, and the resolutions adopted in the Original Series Consent. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent provided for in the Indenture relating to the execution and delivery by the Trustee of the Indenture, to the creation, establishment and approval of the title, the form and the terms of a Series under the Indenture, and to the authentication and delivery by the Trustee of promissory notes of a Series, have been complied with. In the opinion of the undersigned, (i) all such conditions precedent have been complied with and (ii) there are no Events of Default (as defined in the Indenture), or events which, with the passage of time, would become an Event of Default under the Indenture.

         C. Pursuant to the Original Series Consent, the Company is authorized to issue $500,000,000 aggregate principal amount of promissory notes of the 2003 Series (the "Initial Notes"). A copy of the Original Series Consent is attached hereto as Annex A. Any promissory notes that the
                                       -----
         Company issues that are a part of the 2003 Series (the "Notes") shall be represented by one or more global securities substantially in the form attached hereto as Annex B (the "Form of Note").
                                 -------

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          D.      Pursuant to Section 3.01 of the Indenture, the terms and
          conditions of the 2003 Series and the promissory notes forming a part of the 2003 Series, including the Notes, are established and approved to be the following:

                  1.       Designation:
                           -----------

                               The Series established by the Original Series Consent is designated as the "3.25% Notes due 2003."

                  2.       Aggregate Principal Amount:
                           --------------------------

                               The 2003 Series is not limited as to the aggregate principal amount of all the promissory notes of the 2003 Series that the Company may issue. The Company is issuing the Initial Notes, which have an aggregate original principal amount of $500,000,000.

                  3.       Maturity:
                           --------

                               Final maturity of the Notes of the 2003 Series will be September 29, 2003.

                  4.       Interest:
                           --------

                               a.   Rate
                                    ----

                                            The Notes will bear interest at the
                                            annual rate of 3.25%, which interest
                                            shall commence accruing from and
                                            including October 18, 2001.
                                            Additional Amounts (as defined in
                                            Section 4(a) of the Form of Note) if
                                            any, will also be payable on the
                                            Notes.

                               b.   Payment Dates
                                    -------------

                                            Interest will be payable on the
                                            Notes semi-annually in arrears on
                                            March 29 and September 29 of each
                                            year, beginning on March 29, 2002,
                                            to the person or persons in whose
                                            name or names the Notes are
                                            registered at the close of business
                                            on the preceding March 15 or
                                            September 15, as the case may be.
                                            Interest on the Notes will be
                                            computed on the basis of a 360-day
                                            year of twelve 30-day months.

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                  5.       Currency of Payment.
                           -------------------

                                    The principal and interest payable with
                                    respect to the Notes shall be payable in United States dollars.

                  6.       Payment Places:
                           --------------

                                    All payments of principal of and interest on the Notes will be made to The Depository Trust Company so long as the Notes are in global form, otherwise payment shall be made at the office or agency of the Company in the Borough of Manhattan, The City of New York.

                  7.       Optional Redemption Features:
                           ----------------------------

                                    The Company may redeem the Notes upon the occurrence of certain tax events pursuant to
                                    Section 4(b) of the Form of Note.

                                    There is no sinking fund with respect to the Notes.

                  8.       Special Redemption Features, etc.:
                           ---------------------------------

                                    None.

                  9.       Denominations:
                           -------------

                                    $1,000 and integral multiples thereof for the Notes.

                  10.      Principal Repayment:
                           -------------------

                                    100% of the principal amount of each Note.

                  11.      Registrar and Paying Agent:
                           --------------------------

                                    Bank One Trust Company, NA, will be the
                                    registrar and paying agent for the Notes.

                  12.      Defeasance:
                           ----------

                                    Sections 11.02, 11.03 and 11.04 of the
                                    Indenture apply to the Notes.

                  13.      Payment of Additional Amounts:
                           ------------------------------

                                    The Company shall pay additional amounts as set forth under Section 4 of the Form of Notes.

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                  14.      Book-Entry Procedures:
                           ---------------------

                                    The Notes shall be issued in the form of global Notes registered in the name of CEDE & Co. as nominee of The Depository Trust Company and will be issued in certificated form only in limited circumstances, in each case, as set forth under Sections 11 and 12 of the Form of Notes.

                  15.      Other Terms:
                           -----------

                                    Sections 2, 3, 8, 9, 10, 11, 12, 13, 14, 15,
                                    16 and 17 of the Form of Note attached
                                    hereto as Annex B shall also apply to the Notes.

                                    The Notes will not have any terms or
                                    conditions of the type contemplated by
                                    clause (iii), (vi), (vii), (xii), (xiii),
                                    (xiv), (xv), (xvi) (xvii), or (xx) of
                                    Section 3.01 of the Indenture.

         E. The Notes will be issued pursuant to and governed by the Indenture. To the extent that the Indenture's terms apply to the Notes specifically or apply to the terms of all Securities of all Series established pursuant to and governed by the Indenture, such terms shall apply to the Notes.

                  IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of October 18, 2001.

                                        /s/ Rick W. Brazile
                                        ----------------------------------------
                                        Rick W. Brazile
                                        Vice President of Planning and Analysis

ATTEST:



/s/ Anthony D. George
--------------------------------------
Anthony D. George
Senior Corporate Counsel and
Assistant Secretary

                                     ANNEX A

                           UNANIMOUS CONSENT TO ACTION
                           IN LIEU OF SPECIAL MEETING
                          OF THE EXECUTIVE COMMITTEE OF
                             THE BOARD OF DIRECTORS
                            OF WAL-MART STORES, INC.

                                October 11, 2001

                       __________________________________

         The undersigned, being all of the members of the Executive Committee of the Board of Directors of Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), do hereby consent to the adoption of the following resolutions in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware:

         RESOLVED, that a series of senior, unsecured promissory notes of the Company in the initial aggregate principal amount of $500,000,000 that shall mature on or about September 29, 2003 (the "Series 2003 Notes") shall be, and it hereby is, created, established and authorized for issuance and sale pursuant to the terms of the Indenture dated July 5, 2001 (the "Indenture") between the Company, Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co., Wal-Mart Cayman (Sterling) Finance Co. and Bank One Trust Company, NA, as trustee (the "Indenture Trustee"), and

         RESOLVED, that the Series 2003 Notes shall have such terms, including the rate at which interest shall accrue thereunder, and shall be in such form as may be established and approved by an Authorized Officer or Authorized Officers (each as defined below) in accordance with the provisions of Section 3.01 of the Indenture pursuant to the authority granted by these resolutions, which approval will be conclusively evidenced by that Authorized Officer's or those Authorized Officers' execution of a Series Terms Certificate with respect to the Series 2003 Notes as contemplated by Section 3.01 of the Indenture.

         RESOLVED, that the Chairman, any Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, the Vice President of Planning and Analysis and the Treasurer of the Company (each an "Authorized Officer") shall be, and each of them hereby is, authorized, in the name and on behalf of this Company, to establish and to approve the terms and conditions of the Series 2003 Notes and to approve the form, terms and conditions of the promissory notes representing notes in the Series 2003 Notes and to execute up to $500,000,000 principal amount of promissory notes of the Series 2003 Notes (the "2003 Promissory Notes"), all as provided in the Indenture, and to deliver the 2003 Promissory Notes to the Indenture Trustee for authentication and delivery in accordance with the terms of the Indenture.

         RESOLVED, that the Indenture Trustee shall be, and it hereby is, authorized and directed to authenticate and deliver 2003 Promissory Notes to or upon the written order of this Company, as provided in the Indenture.

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         RESOLVED, that the Company shall be, and it hereby is, authorized to perform its obligations under the 2003 Promissory Notes and its obligations under the Indenture, as those obligations relate to the 2003 Promissory Notes.

         RESOLVED, that the Company shall be, and it hereby is, authorized to enter into and perform its obligations under, and each Authorized Officer is authorized to execute and deliver, for and on behalf of the Company, a Pricing Agreement (acknowledged by Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co., Wal-Mart Cayman (Sterling) Finance Co.) and an Underwriting Agreement among the Company, on the one hand, and Morgan Stanley & Co. Incorporated, (the "Underwriter"), on the other hand, relating to the sale by the Company and the purchase by the Underwriter of up to $500,000,000 principal amount of 2003 Promissory Notes (the "Underwriting Agreement") and any other agreements necessary to effectuate the intent of these resolutions, the Underwriting Agreement and any other such agreements to be in the forms and to contain the terms, including the price to be paid to the Company by the Underwriter for the 2003 Promissory Notes being purchased pursuant to the Underwriting Agreement, and conditions that the Authorized Officer executing the same approves, such approval to be conclusively evidenced by that Authorized Officer's execution and delivery of the Underwriting Agreement or other agreement.

         RESOLVED, that the Company shall be, and it hereby is, authorized to sell the 2003 Promissory Notes to the Underwriter pursuant to the Underwriting Agreement at the price and pursuant to the other terms and conditions of the Underwriting Agreement.

         RESOLVED, that the Company shall be, and it hereby is, authorized to issue one or more global certificates to represent all of the 2003 Promissory Notes and not otherwise issue the Notes in definitive form, and to permit each global certificate representing 2003 Promissory Notes to be registered in the name of a nominee of The Depository Trust Company ("DTC") and beneficial interests in the global Notes to be otherwise shown on, and transfers of such beneficial interests effected through, records maintained by DTC and its participants.

         RESOLVED, that the signatures of the Authorized Officers executing any 2003 Promissory Notes may be the manual or facsimile signatures of the present or any future Authorized Officers and may be imprinted or otherwise reproduced thereon, and any such facsimile signature shall be binding upon the Company, notwithstanding the fact that at the time the Notes are authenticated and delivered and disposed of, the person signing the facsimile signature shall have ceased to be an Authorized Officer.

         RESOLVED, that, without in any way limiting the authority heretofore granted to any Authorized Officer, the Authorized Officers shall be, and each of them singly is, authorized and empowered to do and perform all such acts and things and to execute and deliver, for and on behalf of the Company, any and all documents and instruments and to take any and all such actions as they may deem necessary, desirable or proper in order to carry out the intent and purpose of the foregoing resolutions and fully to establish the Series 2003 Notes and to perform the provisions of the Underwriting Agreement, the Indenture and the 2003 Promissory Notes, and to incur on behalf of the Company all such expenses and obligations in connection therewith as they may deem proper.

Dated to be effective as of October 11, 2001



/s/ David D. Glass                             /s/ H. Lee Scott, Jr.
------------------------------------           ---------------------------------
David D. Glass                                 H. Lee Scott, Jr.



/s/ S. Robson Walton                           /s/ Thomas M. Coughlin
------------------------------------           ---------------------------------
S. Robson Walton                               Thomas M. Coughlin